EXHIBIT 99.1

TRSO Accelerates the Coordinated Development Strategy of Web3 Financial Infrastructure and Intelligent Terminals Through Cooperation with Honwo Technology

New Chief Scientist and COO Appointments Promote Scalable Global Expansion

Las Vegas, Nevada — February 21, 2026

TRANSUITE.ORG INC. (Ticker: TRSO) today announced that the Company has entered into a cooperation agreement with Honwo Technology Holding Limited (“Honwo Technology”) to establish a long-term Web3 technology and business collaboration framework.

TRSO is an AI-driven business solution innovator headquartered in Nevada, United States. Honwo Technology’s core team has been deeply engaged in the Web3 industry for over ten years, possessing extensive experience in Web3 product implementation, regulatory framework integration, and global market development. The team has previously served multiple well-known Web3 projects and publicly listed companies.

Pursuant to the agreement, under the established cooperation framework, Honwo Technology will integrate its core Web3 technologies, product systems, and related business resources into the operational system of TRSO’s controlled subsidiary, SolanAI Global Limited (“SolanAI”), which will conduct exclusive operations and global development subject to compliance with regulatory requirements in each operating jurisdiction.

This cooperation constitutes a long-term strategic arrangement, and its implementation will be advanced in phases in accordance with corporate governance procedures and applicable regulatory requirements.

SolanAI Management Team Upgrade

Chief Scientist: Dr. Xuguo Zhu

Dr. Xuguo Zhu is a Canadian computer science expert who has previously held senior management positions at Lenovo Group and IBM Group. He serves as a project evaluation expert for China’s Ministry of Science and Technology and as a specially appointed expert by the Canadian government. Dr. Zhu possesses deep expertise in global enterprise-level computing architecture, distributed systems, and fintech system design. He has extensive practical experience in Web3 compliance operation framework development, cross-border digital asset governance structure design, and digital empowerment of traditional industries.

Dr. Zhu stated: “The future of Web3 is not only about technological innovation, but also about competition in compliance frameworks and industry enablement capabilities. Under a global compliance framework, SolanAI will build a sustainable, regulated, and scalable Web3 financial infrastructure system. Through standardized technical architecture, risk control systems, and compliance operational models, we will promote the deep integration of Web3 technology and the real economy.”

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Dr. Zhu further emphasized: “SolanAI will focus on compliant payment infrastructure, digital identity systems, secure computing power, and intelligent terminal synergy to build a global Web3 financial foundational capability platform.”

Chief Operating Officer: Dr. Xiaolin Zhou

Dr. Xiaolin Zhou is an industry expert in cross-border payment and Web3 payment, having long served multiple listed companies in Japan and the United States. He possesses mature experience in cross-border clearing systems, digital payment compliance structure design, and Web3 financial infrastructure development.

Dr. Zhou stated: “SolanAI will position itself as a participant in the financial infrastructure of the Web3 era. Through collaboration with TRSO’s public company platform, we will further enhance capital resource integration capabilities and global business expansion capacity, accelerating the scaled implementation of Web3 payment and intelligent terminal businesses.”

Four Core Business Synergy Layout

The cooperation framework focuses on the following core directions:

1.	Web3 Payment Platform (U Card issuance and cross-border payment system)

2.	Public blockchain services and Web3 project incubation system

3.	Web3 Financial Smartphone (intelligent financial terminal)

4.	GBOX Computing Box (Web3 secure hardware and distributed applications)

The four business segments form a coordinated development structure of “Payment + Services + Terminals + Computing Power”:

•	Payment business builds a long-term transaction-based revenue model

•	Service business enhances technical and system value

•	Intelligent terminals expand user reach

•	Computing power infrastructure strengthens underlying technical capability

Management believes that this business structure possesses synergistic growth potential and scalable replication capability.

Business Planning and Target Description

Based on a defined business development roadmap and a multi-segment synergy strategy, SolanAI anticipates potential revenue expansion over the next three years. In accordance with current internal planning assumptions, management is presently targeting approximately USD 60 million in revenue and approximately USD 10 million in net profit for 2026 as part of its operational objectives. Actual results may differ materially depending on market conditions, regulatory developments, execution progress, and other risk factors.

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TRSO CEO Mengqing Fan stated: “We warmly welcome Dr. Xuguo Zhu and Dr. Xiaolin Zhou to join the management team. Dr. Zhu’s experience in international technology and compliance framework development will significantly elevate our strategic positioning in global Web3 infrastructure. Dr. Zhou’s mature experience in cross-border payment and industry implementation will accelerate business scaling. SolanAI will become the core engine of TRSO’s future Web3 fintech strategy.”

Strategic Significance

This strategic cooperation further strengthens TRSO’s strategic depth in the integration of AI and blockchain technologies. The Company will continue expanding innovative sectors with sustainable growth potential through technology integration and business synergy, creating long-term value for shareholders.

This arrangement does not constitute a change of control of the Company.

About TRANSUITE.ORG INC.

TRANSUITE.ORG INC. is an AI-driven business solution innovator, which is a U.S. publicly listed company (Ticker: TRSO) headquartered in Nevada, United States, with a seasoned global management team focusing on AI-driven business solutions and Web3 blockchain technology services. Its business covers AI technology, blockchain infrastructure, and digital asset management, serving clients across multiple industries worldwide.

About SolanAI Global Limited

SolanAI Global Limited (“SolanAI”) aims to become a leading provider of Web3 financial infrastructure and intelligent terminals with core technologies and compliance capabilities as barriers, focusing on three key entrances, such as payment, terminals and security, and building the next generation of digital finance for the global market. The Company’s core businesses and products include Web3 payment platform and U Card issuance, Web3 financial smartphone, and global intelligent financial terminals, Web3 computing box and privacy security solutions. It has an integrated business structure from the underlying system to the terminals. With the participation and leadership of the experienced Web3 technical experts and teams, SolanAI will focus on compliant payment infrastructure, digital identity systems, secure computing power, and intelligent terminal synergy to build a global Web3 financial foundational capability platform.

About Honwo Technology Holding Limited

Honwo Technology Holding Limited(“Honwo”) is a comprehensive technology company focused on Web3 payment platform (U Card issuance and cross-border payment), public blockchain services, and Web3 hardware. Honwo’s core team has been deeply engaged in the Web3 industry for more than ten(10) years, has extensive experience in product implementation, compliance interfacing and global marketing, has served a number of well-known Web3 projects and public companies. It is dedicated to providing compliant and efficient integrated financial and technology solutions for exchanges, Web3 project operators, and global users.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding strategic cooperation, business planning, market expansion, and future performance targets.

Forward-looking statements are subject to various risks and uncertainties, including regulatory policy changes, market competition, technology implementation risks, and capital market volatility. Actual results may differ materially from expectations.

The Company undertakes no obligation to update forward-looking statements.

Contact Information

TRSO Investor Relations

Email: ir@transuite.org

Phone: +1 (775) 295-4295

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